UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders (the “Annual Meeting”) of Roundy’s, Inc. (the “Company”), was held on May 15, 2015 in Chicago, Illinois.

At the Annual Meeting, the stockholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement:

(1)	Patrick J. Condon, Kimberly L. Feil and Avy H. Stein were each re-elected to serve until the 2018 annual meeting or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

(2)	ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015;

(3)	approved the Roundy’s, Inc. 2015 Incentive Compensation Plan

(4)	approved executive compensation on an advisory basis; and

(5)	did not approve a stockholder proposal regarding the dehorning of cows by dairy suppliers.

The final results of voting on each of the matters submitted to a vote of stockholders are as follows:

	For	Withheld	Broker Non- Votes
Proposal No. 1 Election of Directors

Patrick J. Condon	25,488,310	1,068,408	18,250,971
Kimberly L. Feil	25,442,001	1,114,717	18,250,971
Avy H. Stein	25,355,158	1,201,560	18,250,971

	For	Against	Abstain	Broker Non- Votes
Proposal No. 2 Ratification of Selection of Independent Registered Public Accounting Firm	44,287,650	344,975	175,064	0

	For	Against	Abstain	Broker Non- Votes
Proposal No. 3 Vote to Approve Roundy’s, Inc. 2015 Incentive Compensation Plan	24,413,257	1,951,615	191,846	18,250,971

	For	Against	Abstain	Broker Non- Votes
Proposal No. 4 Advisory Vote to Approve Executive Compensation	24,880,260	1,435,800	240,658	18,250,971

	For	Against	Abstain	Broker Non- Votes
Proposal No. 5 Stockholder Proposal Regarding Dehorning of Cows by Dairy Suppliers	1,346,888	23,768,883	1,440,947	18,250,971

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

/s/ EDWARD G. KITZ
Date: May 20, 2015	Name:	Edward G. Kitz
	Title:	Group Vice President — Legal, Risk & Treasury and Corporate Secretary

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